                                                                     Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of First Bank System, Inc. of our report dated January 9, 1997, with respect to the consolidated financial statements of First Bank System, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                     Registration
     Form           Statement No.                       Purpose
     ----           -------------                       -------

     S-8               33-16242         1987 Stock Option Plan
     S-8               33-42333         Employee Stock Purchase Plan
     S-8               33-55932         WCIC Options
     S-8               33-52835         1988 Equity Participation Plan
     S-8              333-01099         FirsTier Financial, Inc. Omnibus
                                         Equity Plan (as assumed by First
                                         Bank System, Inc.)
     S-8              333-01421         1994 & 1991 Stock Incentive Plan
     S-8              333-02623         1996 Stock Incentive Plan
     S-8              333-02621         Amended & Restated Employee Stock
                                         Purchase Plan
     S-8              333-21291         Capital Accumulation Plan

     S-3               33-38268         Northern Cities Bancorp Acquisition
     S-3               33-33508         Dividend Reinvestment Plan
     S-3               33-47785         Siouxland acquisition
     S-3               33-57169         Metropolitan Financial Corporation
                                         warrants
     S-3               33-55485         First Dakota Financial Corporation
                                         acquisition
     S-3               33-52495         American Bankshares of Mankato
                                         acquisition
     S-3               33-58521         $1 billion shelf registration
     S-3               33-61667         Warrants for settlement of Edina
                                         Realty litigation
     S-3               33-62251         Southwest Holdings, Inc. acquisition
     S-3              333-01455         $1.5 billion universal shelf
                                         registration
     S-3              333-02983         Common shares for the Automatic
                                         Dividend Reinvestment and Common
                                         Stock Purchase Plan

     S-4              333-16991         $300 million Capital Securities


                                             /s/ Ernst & Young LLP
Minneapolis, Minnesota
February 25, 1997